Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lonestar Resources US Inc.

Fort Worth, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-219759) and Form S-3 (No. 333-221392) of Lonestar Resources US Inc. of our report dated March 29, 2018 (November 2, 2018 as to the effects of the restatement described in Note 2), relating to the consolidated financial statements, which appears in this Form 10-K/A.

/s/ BDO USA, LLP

Dallas, Texas

November 2, 2018